Registration No. 333-

As filed with the Securities and Exchange Commission on September 2, 2021

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BGC Partners, Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-4063515
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

499 Park Avenue
New York, New York 10022
(Address of Principal Executive Offices)(Zip Code)

BGC PARTNERS, INC. DEFERRAL PLAN FOR EMPLOYEES OF
BGC PARTNERS, INC., CANTOR FITZGERALD, L.P. AND THEIR AFFILIATES
(Full title of the plan)

Stephen M. Merkel
Executive Vice President and General Counsel
BGC Partners, Inc.
499 Park Avenue
New York, New York 10022

(Name and address of agent for service)
(212) 610-2200
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer

Non-accelerated filer		Smaller reporting company

Emerging growth company

If an emerging growth company, include by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Class A Common Stock, par value $0.01 per share	1,000,000 shares	$5.09	$5,090,000	$556.32

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), of BGC Partners, Inc. being registered shall include an indeterminate number of additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the BGC Partners, Inc. Deferral Plan for Employees of BGC Partners, Inc., Cantor Fitzgerald, L.P. and their Affiliates. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, based upon the average of the high and low sale prices of the Class A Common Stock reported on the NASDAQ Global Select Market on August 31, 2021. Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required to register plan interests.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by BGC Partners, Inc. (“we,” “us,” “our.” or the “Registrant”) for the purpose of registering 1,000,000 shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”) that may be offered to participants in the BGC Partners, Inc. Deferral Plan for Employees of BGC Partners, Inc., Cantor Fitzgerald, L.P. and their Affiliates (“Plan”).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information. *
Item 2. Registrant Information and Employee Plan Annual Information. *

*    Information required by Part I of Form S-8, including with respect to the Registrant, the Plan, and the Class A Common Stock registered herein to be offered and sold pursuant to the Plan, is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents previously filed by us with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a)	The Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2020, filed with the Commission on June 25, 2021
(b)
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on March 1, 2021, as amended by Amendment No.  1 to our Annual Report on Form 10-K/A filed on April 29, 2021.

(c)	Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the Commission on May 7, 2021 and June 30, 2020, filed with the Commission on August 6, 2021.
(d)
Our Current Reports on Form 8-K, filed with the Commission on February 24, 2021 (other than as indicated therein), April 29, 2021 (other than as indicated therein), May 26, 2021 and August 4, 2021 (other than as indicated therein)

(e)
The description of our Class  A Common Stock contained in our Registration Statement on Form 8-A (Registration No. 000-28191) filed with the Commission on November 17, 1999, as amended by Amendment No.  1 to our Registration Statement on Form 8-A/A filed with the Commission on March  7, 2001, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 1, 2021, including any additional amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.

Not applicable.
Item 5. Interests of Named Experts and Counsel.
Stephen M. Merkel, who rendered the opinion as to the legality of the Class A Common Stock to be issued pursuant to this Registration Statement, is employed by the Registrant as Executive Vice President and General Counsel. Mr. Merkel is also an indirect beneficial owner of shares of the Registrant’s Class A Common Stock.
Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Amended and Restated Certificate of Incorporation provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s Amended and Restated Certificate of Incorporation and Bylaws provide for such limitation of liability to the fullest extent permitted by the DGCL.
The Registrant maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provisions contained in the Registrant’s Restated Certificate of Incorporation or otherwise as a matter of law.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

The Exhibit Index set forth below is incorporated by reference in response to this Item 8.
Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply to the Registration Statement on Form S-8 if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

4.1
Description of Registrant’s Securities Registered under Section 12 of the Securities Exchange Act of 1934, as amended (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 1, 2021)

4.2	Restated Certificate of Incorporation of BGC Partners, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2016)

4.3	Amended and Restated Bylaws of BGC Partners, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 7, 2008)

4.4*	BGC Partners, Inc. Deferral Plan for Employees of BGC Partners, Inc., Cantor Fitzgerald, L.P. and their Affiliates, as Amended and Restated.

5.1*	Opinion of Stephen M. Merkel

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Stephen M. Merkel (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of this Registration Statement)
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 2, 2021.

BGC Partners, Inc.

By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chairman of the Board and Chief Executive Officer

[Signature Page to Registration Statement on Form S-8 re: BGC 401(k) Plan]

POWERS OF ATTORNEY
Each of the undersigned, whose signature appears below, hereby constitutes and appoints Howard W. Lutnick and Stephen M. Merkel, and each of them, as his or her true and lawful attorneys-in-facts and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or his or their substitute or substitutes, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities and on the date indicated:

Signature	Capacity in Which Signed	Date
September 2, 2021
/s/ Howard W. Lutnick	Chief Executive Officer and Director (Principal Executive Officer)
Howard W. Lutnick

/s/ Steven Bisgay	Chief Financial Officer (Principal Financial and Accounting OOfficer)	September 2, 2021
Steven Bisgay

/s/ Stephen T. Curwood	Director	September 2, 2021
Stephen T. Curwood

/s/ William J. Moran	Director	September 2, 2021
William J. Moran

/s/ Linda A. Bell	Director	September 2, 2021
Linda A. Bell

/s/ David P. Richards	Director	September 2, 2021
David P. Richards

[Signature Page to Registration Statement on Form S-8 re: BGC 401(k) Plan]